Global Earth Energy Inc. Enters Into Coal Mining Joint Venture with Modern Coal, LLC

WILMINGTON, NC, Feb 10, 2011 (MARKETWIRE via COMTEX) -- Global Earth Energy Inc. (OTCBB: GLER) Global Earth Energy is pleased to announce a new strategic partnership with Modern Coal out of MidlandTexas. Modern is primarily an oil and gas company that will be expanding with GLER into the purchase of coal property in Kentucky to fulfill GLER’s existing sales opportunities and a new contract brought by Modern Coal to GLER with Advent enterprises. An affidavit from Advent of the sale to a U.S based buyer will be announced and signed shortly.

The signed firm corporate offer by Advent is for 100,000 tons per shipload with a 3 month ramp up period to achieve this goal. For each 12-month period, Modern and Global Earth Energy project they will be able to deliver a total of 800,000 tons of Steam Quality Coal. The coal will be delivered in volumes acceptable to Advent, but is projected to be approximately 100,000 tons per shipload. The delivery of this volume, at the price stated above, results in a projected $72,000,000.00 USD for each 12-month period or a projected total of $360,000,000.00 USD for the primary term plus two renewal options. Additionally, for each 12-month period, Modern and GLER anticipate they will deliver a total of 300,000 tons of Metallurgic Quality Coal. The coal will be delivered in volumes acceptable to Advent, but is projected to be approximately 100,000 tons per shipload. The delivery of this volume, at the price stated above, results in a projected $33,000,000.00 USD for each 12- month period or a projected total of $165,000,000.00 USD for the primary term plus both renewal options. The total value, over the primary term plus both renewal options, is projected to be $525,000,000.00 USD.

 Any distributions from the Coal Project shall be split as follows: twenty five percent (25%) shall be distributed to Modern Coal and twenty five percent (25%) shall be distributed to the Company. The remaining 50% is to be owned jointly and equally between a Canadian Company that is helping in fund raising through their Frankfurt affiliate and Modern Coal. All the stated numbers are projections based on information from Modern Coal and sufficient cash resources being available to Modern Coal and Global Earth Energy. The full documentation can be viewed on our soon to be revamped web site by mid afternoon on April 7, 2011. Brad Lamar is the CEO of Modern with Hershiel Hayden and Thomas J. Sawarynski as his primary consultants. Together they have over 80 years of coal and energy experience. Their resumes will be available on our website as well as the full land and firm corporate offer documentation.

About Global Earth Energy Inc.

Global Earth Energy Inc. provides renewable energy solutions. In addition, the Company is pursuing joint venture agreements with green solution providers worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that include the words "believes," "expects," "anticipates" or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements. Certain risks are detailed in the Company's Form 10-K and other periodic filings with the Securities Exchange Commission at www.sec.gov. This news release speaks as of the date first set forth above and the Company assumes no responsibility to update the information included herein for events occurring after the date hereof.

Contact:

Sydney A. Harland

CEO

Global Earth Energy

Tel: 910-270-7749

www.globalearthenergy.com

Brad Lamar
CEO
Modern Coal, LLC
5411 Ridgemont Court
Midland, Texas 79707-9115
Fax 248 -920-0396
Moderncoal@GMAIL.COM